Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

September 30, 2007

TABLE OF CONTENTS

1.	Third Quarter 2007 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2007 Significant Acquisitions and Dispositions	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	18

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Subsequent Event – Levin Transaction	22

12.	Reconciliation of Net Income to FFO Guidance	23

13.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	25
	Summary of Outstanding Debt and Debt Maturities	26
	Current Year Acquisitions and Dispositions	27
	Real Estate Status Report	28

14.	Glossary of Terms	29

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2007.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Senior Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing & Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2007 OPERATING RESULTS

ROCKVILLE, Md. (October 31, 2007) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2007.

•

Funds from operations available for common shareholders (FFO) per diluted share was $0.92 and earnings per diluted common share was $0.41 for the quarter ended September 30, 2007, versus $0.85 and $0.41, respectively, for third quarter 2006.

•

FFO per diluted share was $2.71 and earnings per diluted common share was $1.30 for the nine months ended September 30, 2007, versus $2.49 and $1.60, respectively, for the nine months ended September 30, 2006.

•	When compared to third quarter 2006, same-center property operating income increased 4.5% including redevelopments and expansions, and 3.7% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 19% on a cash-basis and 31% on a GAAP-basis for the quarter ended September 30, 2007.

•	The Trust’s portfolio was 96.4% leased and 95.1% occupied as of September 30, 2007.

•	Guidance for 2007 FFO per diluted share was narrowed to a range of $3.62 to $3.64.

•	The Trust provided initial guidance for 2008 FFO per diluted share of $3.89 to $3.94.

Financial Results

For third quarter 2007, Federal Realty reported FFO of $52.5 million, or $0.92 per diluted share. This compares to FFO of $45.8 million, or $0.85 per diluted share, reported for third quarter 2006. For the nine months ended September 30, 2007, Federal Realty reported FFO of $154.0 million, or $2.71 per diluted share compared to FFO of $133.8 million, or $2.49 per diluted share, for the same nine-month period in 2006.

Net income available for common shareholders was $23.4 million and earnings per diluted common share was $0.41 for the quarter ended September 30, 2007, versus $22.1 million and $0.41, respectively, for third quarter 2006. Year-to-date, Federal Realty reported net income available for common shareholders of $73.1 million, or $1.30 per diluted common share. This compares to net income available for common shareholders of $85.7 million, or $1.60 per diluted common share, for the nine months ended September 30, 2006.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2007 OPERATING RESULTS

October 31, 2007

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 4.5% over third quarter 2006. When redevelopments and expansions are excluded from the same-center results, property operating income increased 3.7% from third quarter 2006.

Overall, the Trust’s portfolio was 96.4% leased and 95.1% occupied as of September 30, 2007, compared to 97.3% and 95.6%, respectively, on September 30, 2006. Federal Realty’s same-center portfolio was 96.7% leased and 95.9% occupied on September 30, 2007, compared to 97.8% and 97.1%, respectively, on September 30, 2006.

During third quarter 2007, the Trust signed 80 leases for 443,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 410,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 19%. The average contractual rent on this comparable space for the first year of the new lease is $23.36 per square foot compared to the average contractual rent of $19.65 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 31% for third quarter 2007. As of September 30, 2007, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $19.73 per square foot.

“Continued strong tenant demand for our properties coupled with the effective execution of our redevelopment pipeline resulted in another quarter of excellent operating performance,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “We expect that our balanced operating strategy will produce consistent results, even if market conditions become more volatile.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.61 per share on its common shares, resulting in an indicated annual rate of $2.44 per share. The regular common dividend will be payable on January 15, 2008, to common shareholders of record as of January 2, 2008.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2007 OPERATING RESULTS

October 31, 2007

Guidance

Federal Realty’s guidance for 2007 FFO per diluted share was narrowed to a range of $3.62 to $3.64, and its 2007 earnings per diluted common share guidance increased to a range of $3.49 to $3.51. In addition, the Trust provided initial earnings guidance for 2008 of $3.89 to $3.94 for FFO per diluted share, and $2.03 to $2.08 for earnings per diluted share.

Summary of Other Quarterly Activities and Recent Developments

•

October 31, 2007 – Acquired the fee interest in Mid-Pike Plaza in Rockville, Maryland, and Huntington Shopping Center in Huntington, New York in exchange for leasehold interests of six retail properties in New Jersey (Allwood, Blue Star, Brunswick, Clifton, Hamilton and Rutgers Shopping Centers) via a Section 1031 tax-deferred exchange and $17.2 million of cash. Due to Mid-Pike Plaza’s proximity to Metrorail, the Montgomery County conference center and the desirable, in-fill nature of the site at the intersections of Rockville Pike, the new Montrose Parkway and Old Georgetown Road, the Trust anticipates seeking to entitle the approximately 20 acre site for high-density, mixed-use development, consistent with Montgomery County’s Smart Growth initiatives. The fully leased Huntington Shopping Center boasts strong household incomes and population density, consistent with Federal Realty’s sector leading demographics, and strong projected NOI growth over the next several years.

•

October 11, 2007 – Announced the sale of two retail buildings in Forest Hills, New York generating net proceeds of $32 million and a book gain of $19.0 million. The Trust took advantage of its acquisition of Shoppers’ World in Charlottesville, Virginia in May 2007 and executed a reverse Section 1031 tax-deferred exchange.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2007 earnings conference call, which is scheduled for November 1, 2007, at 12 p.m. Eastern Daylight Time. To participate, please call (866) 271-0675 five to ten minutes prior to the call’s start time and use the passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through November 30, 2007, by dialing (888) 286-8010 and entering the passcode 97573561.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2007 OPERATING RESULTS

October 31, 2007

properties) contains approximately 18.2 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.4% leased to national, regional, and local retailers as of September 30, 2007, with no single tenant accounting for more than approximately 2.9% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 40 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007 and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed March 1, 2007.

Federal Realty Investment Trust

Summarized Income Statements

September 30, 2007

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$123,559	$109,371	$360,655	$319,673
Other property income	4,650	1,787	9,645	5,747
Mortgage interest income	1,129	1,107	3,386	3,778

	129,338	112,265	373,686	329,198

Expenses
Rental	26,502	20,768	76,002	63,242
Real estate taxes	12,985	11,602	36,320	32,651
General and administrative	6,631	6,265	18,271	15,747
Depreciation and amortization	26,071	23,722	78,543	71,808

	72,189	62,357	209,136	183,448

Operating income	57,149	49,908	164,550	145,750
Other interest income	313	1,495	994	2,088
Interest expense	(30,533)	(26,076)	(89,577)	(75,110)
Income from real estate partnership	473	196	1,120	533

Income from continuing operations before minority interests	27,402	25,523	77,087	73,261
Minority interests	(1,629)	(1,086)	(4,309)	(3,483)

Income from continuing operations	25,773	24,437	72,778	69,778

Discontinued operations
Income from discontinued operations	642	452	1,642	627
(Loss) gain on sale of real estate from discontinued operations	(2,900)	95	(1,051)	16,425

Results from discontinued operations	(2,258)	547	591	17,052

Income before gain on sale of real estate	23,515	24,984	73,369	86,830
Gain on sale of real estate	—	—	—	7,441

Net income	23,515	24,984	73,369	94,271
Dividends on preferred stock	(136)	(2,869)	(307)	(8,607)

Net income available for common shareholders	$23,379	$22,115	$73,062	$85,664

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.46	$0.41	$1.30	$1.16
Discontinued operations	(0.04)	0.01	0.01	0.32
Gain on sale of real estate	—	—	—	0.14

	$0.42	$0.42	$1.31	$1.62

Weighted average number of common shares, basic	56,302	53,187	55,967	52,923

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.45	$0.40	$1.29	$1.14
Discontinued operations	(0.04)	0.01	0.01	0.32
Gain on sale of real estate	—	—	—	0.14

	$0.41	$0.41	$1.30	$1.60

Weighted average number of common shares, diluted	56,690	53,676	56,404	53,418

Federal Realty Investment Trust

Summarized Balance Sheets

September 30, 2007

	September 30, 2007	December 31, 2006
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,331,957	$3,025,210
Construction-in-progress	132,450	99,774
Assets held for sale (discontinued operations)	15,987	79,274

	3,480,394	3,204,258
Less accumulated depreciation and amortization	(805,610)	(740,507)

Net real estate	2,674,784	2,463,751
Cash and cash equivalents	10,281	11,495
Accounts and notes receivable	59,964	47,493
Mortgage notes receivable	40,630	40,756
Investment in real estate partnership	30,198	10,322
Prepaid expenses and other assets	114,002	114,789

TOTAL ASSETS	$2,929,859	$2,688,606

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Obligations under capital leases and mortgages payable	$528,463	$460,398
Notes payable, including revolving credit facility	178,873	109,024
Senior notes and debentures	1,127,567	1,127,508
Accounts payable and other liabilities	198,679	185,407

Total liabilities	2,033,582	1,882,337

Minority interests	34,354	22,191

Shareholders' equity
Preferred stock	9,997	—
Common shares and other shareholders' equity	851,926	784,078

Total shareholders' equity	861,923	784,078

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,929,859	$2,688,606

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

September 30, 2007

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	23,515	24,984	73,369	94,271
Loss (gain) on sale of real estate	2,900	(95)	1,051	(23,866)
Depreciation and amortization of real estate assets	23,651	21,570	71,910	65,452
Amortization of initial direct costs of leases	1,945	1,814	6,122	5,378
Depreciation of real estate partnership assets	324	236	915	553

Funds from operations	52,335	48,509	153,367	141,788
Dividends on preferred stock	(136)	(2,869)	(307)	(8,607)
Income attributable to operating partnership units	279	182	923	660

FFO	$52,478	$45,822	$153,983	$133,841

FFO per diluted share	$0.92	$0.85	$2.71	$2.49

Weighted average number of common shares, diluted	57,148	54,066	56,885	53,815

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$25,669	$23,451	$80,419	$61,027
Tenant improvements and incentives	3,788	4,491	$10,522	12,337

Total non-maintenance capital expenditures	29,457	27,942	90,941	73,364
Maintenance capital expenditures	2,482	2,577	$6,173	3,584

Total capital expenditures	$31,939	$30,519	$97,114	$76,948

Dividends and Payout Ratios
Regular common dividends declared	$34,523	$31,768	$99,328	$90,650
Special common dividends declared (2)	—	—	—	10,606

Common dividends declared	$34,523	$31,768	$99,328	$101,256

Dividend payout ratio as a percentage of FFO (excluding special dividends) (2)	66%	69%	65%	68%

Notes:

(1)	See Glossary of Terms.
(2)	The sale of condominiums at Santana Row resulted in special dividends in the first quarter of 2006.

Federal Realty Investment Trust

Market Data

September 30, 2007

	September 30, 2007	September 30, 2006
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	56,604	55,280
Market price per common share	$88.60	$74.30

Common equity market capitalization	$5,015,114	$4,107,304

Series 1 preferred shares outstanding (2)	400	—
Liquidation price per Series 1 preferred share	$25.00	$—

Series 1 preferred equity market capitalization	$10,000	$—

Series B preferred shares outstanding (3)	—	5,400
Market price per Series B preferred share	$—	$25.45

Series B preferred equity market capitalization	$—	$137,430

Preferred equity market capitalization	$10,000	$137,430

Equity market capitalization	$5,025,114	$4,244,734
Total debt (4)	1,834,903	1,513,496

Total market capitalization	$6,860,017	$5,758,230

Total debt to market capitalization at then current market price	27%	26%

Total debt to market capitalization at constant common share price of $74.30	30%	26%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	90%	94%
Variable rate debt	10%	6%

	100%	100%

Notes:

(1)	Consists of 58,091,319 shares issued net of 1,487,407 shares held in Treasury as of September 30, 2007. As of September 30, 2006, consists of 56,761,321 shares issued net of 1,481,194 shares held in Treasury. Amounts do not include 380,938 and 377,210 Operating Partnership Units outstanding at September 30, 2007 and 2006, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	On November 27, 2006, the Trust redeemed the Series B preferred shares.
(4)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.5 million which is the Trust's 30% share of the total $81.6 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

September 30, 2007

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial properties (1)	$91,406	$81,782	$269,015	$240,738
Residential (2)	3,935	3,558	11,277	9,172
Cost reimbursements	25,377	20,962	71,045	60,795
Percentage rents	1,193	1,506	4,846	4,656
Other rental income	1,648	1,563	4,472	4,312

Total rental income	$123,559	$109,371	$360,655	$319,673

Notes:

(1)	Minimum rents include $1.8 million and $1.5 million for the three months ended September 30, 2007 and 2006, respectively, and $6.5 million and $4.7 million for the nine months ended September 30, 2007 and 2006, respectively, to recognize minimum rents on a straight-line basis as required by GAAP. In addition, minimum rents include $0.8 million and $0.6 million for the three months ended September 30, 2007 and 2006, respectively, and $2.0 million and $1.6 million for the nine months ended September 30, 2007 and 2006, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

September 30, 2007

	Maturity date	Stated Interest rate as of September 30, 2007			Balance as of September 30, 2007		Weighted average effective rate at September 30, 2007 (j)
					(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08	6.510%			$9,665
164 E Houston Street	10/06/08	7.500%			60
White Marsh Other	12/31/08	6.060%			1,159
Mercer Mall	04/01/09	8.375%			4,458
Federal Plaza	06/01/11	6.750%			33,803
Tysons Station	09/01/11	7.400%			6,255
White Marsh Plaza	04/01/13	6.040%	(b	)	10,410
Crow Canyon	08/11/13	5.400%			21,680
Melville Mall	09/01/14	5.250%	(c	)	25,250
THE AVENUE at White Marsh	01/01/15	5.460%			61,281
Barracks Road	11/01/15	7.950%			42,149
Hauppauge	11/01/15	7.950%			15,889
Lawrence Park	11/01/15	7.950%			29,875
Wildwood	11/01/15	7.950%			26,260
Wynnewood	11/01/15	7.950%			30,446
Brick Plaza	11/01/15	7.415%			31,257
Shoppers’ World	01/31/21	5.910%			6,010
Mount Vernon	04/15/28	5.660%	(d	)	12,041
Chelsea	01/15/31	5.360%			8,285

Subtotal					376,233
Net unamortized discount					(632)

Total mortgage loans					375,601		6.90%

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13	10.000%			1,473
Unsecured variable rate
Revolving credit facility	07/27/10	LIBOR + .425%	(e	)	168,000
Escondido (municipal bonds)	10/01/16	3.671%	(f	)	9,400

Total notes payable					178,873

Senior notes and debentures
Unsecured fixed rate
6.125% notes	11/15/07	6.325%	(g	)	150,000
8.75% notes	12/01/09	8.750%			175,000
4.50% notes	02/15/11	4.500%			75,000
6.00% notes	07/15/12	6.000%			175,000
5.40% notes	12/01/13	5.400%			135,000
5.65% notes	06/01/16	5.650%			125,000
6.20% notes	01/15/17	6.200%			200,000
7.48% debentures	08/15/26	7.480%	(h	)	50,000
6.82% medium term notes	08/01/27	6.820%			40,000

Subtotal					1,125,000
Net unamortized premium					2,567

Total senior notes and debentures					1,127,567		6.48%

Capital lease obligations
Various	Various	Various through 2106	(i	)	152,862

	Total debt and capital lease obligations				$1,834,903

	Total fixed rate debt and capital lease obligations				$1,657,503	90%	6.79%
	Total variable rate debt				177,400	10%	5.89%

	TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,834,903	100%	6.70%

	Three months ended September 30,				Nine months ended September 30,
	2007		2006		2007		2006
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.41	x	2.41	x	2.47	x	2.73	x

Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.49	x	2.40	x	2.48	x	2.46	x

Notes:

(a)	Mortgage loans do not include the Trust's 30% share ($24.5 million) of the $81.6 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only note of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	The Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Because the Trust controls this property and retains substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not a legal obligation of the Trust.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The weighted average effective rate, before amortization of debt fees, was 5.8% and 5.7% for the three and nine months ended September 30, 2007, respectively.
(f)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%. We are currently in the process of obtaining new financing to finance the maturity of these notes.
(h)	On August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(i)	The average annualized interest rate on capital lease obligations for the nine months ended September 30, 2007 is 9.06% excluding performance-based rent and 12.50% including performance-based rent. Subsequent to September 30, 2007, capital lease obligations for eight properties were extinguished as part of acquisition and disposition transactions. Excluding these eight properties, the capital lease obligation balance as of September 30, 2007 is $76.4 million and has an annualized interest rate for the nine months ended September 30, 2007 of 7.85% excluding performance-based rent.
(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $2.9 and $1.1 million in loss on sale for the three and nine months ended September 30, 2007, respectively, and $0.1 million and $23.9 million in gain on sale for the three and nine months ended September 30, 2006, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

September 30, 2007

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$1,649	$150,000	$151,649		8.4%	8.4%
2008	8,327	10,651	18,978		1.0%	9.4%
2009	8,759	179,349	188,108		10.3%	19.7%
2010	9,376	168,000	177,376	(1)	9.7%	29.4%
2011	9,596	112,252	121,848		6.6%	36.0%
2012	9,849	175,000	184,849		10.1%	46.1%
2013	9,811	163,045	172,856		9.4%	55.5%
2014	9,837	20,127	29,964		1.6%	57.1%
2015	7,668	198,391	206,059		11.2%	68.3%
2016	3,797	134,400	138,197		7.5%	75.8%
Thereafter	149,408	293,676	443,084		24.2%	100.0%

Total	$228,077	$1,604,891	$1,832,968	(2)	100.0%

Notes:

(1)	Maturities in 2010 are $168.0 million drawn under the Trust's $300 million four-year revolving credit facility. This credit facility is subject to a one-year extension at our option.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

September 30, 2007

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	14%	$41		$34
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop, re-tenanting plus acquisition and redevelopment of adjacent land parcel	11%	$25		$21
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	10%	$19		$18
Loehmann's Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	14%	$12		$10
Village of Shirlington -Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$8		$8
Leesburg Plaza -Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5		$2

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$110		$93

Projects Anticipated to Stabilize in 2008 (3)

Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$77		$49
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16		$14
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$	<1

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			10%	$100		$64

Total: Projects Anticipated to Stabilize in 2007 and 2008 (3) (4)			11%	$210		$157

Potential future redevelopment pipeline includes (5):
Property	Location	Opportunity
Assembly Square	Sommerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Bethesda Row	Bethesda, MD	Anchor re-tenanting and modifications of recently acquired building on Hampden Lane
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Westgate	San Jose, CA	Center redevelopment

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mercer Mall (property acquired on the basis of redevelopment potential) is calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2007 Significant Acquisitions and Dispositions

Through September 30, 2007

Federal Realty Investment Trust Acquisitions (1)

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in millions)
February 28, 2007	Crow Canyon Crest	San Ramon, CA	17,000	$10.9

March 8, 2007	White Marsh Portfolio:	White Marsh, MD		189.4	(2)	AMC Loews Theatre, Barnes & Noble, A.C. Moore, Old Navy, Staples, Giant Food
	THE AVENUE at White Marsh		296,000
	White Marsh Plaza		79,000
	The Shoppes at Nottingham Square		186,000
	White Marsh Other		53,000

May 30, 2007	Shoppers' World	Charlottesville, VA	169,000	27.2		Whole Foods, Advance Auto, Staples

	Total		800,000	$227.5

Federal Realty Investment Trust Dispositions (3)
Date	Property	City / State	GLA	Sales price
				(in millions)
April 5, 2007	Bath Shopping Center	Bath, ME	101,000	$21.8

June 20, 2007	Key Road Plaza	Keene, NH	76,000	15.3

June 20, 2007	Riverside Plaza	Keene, NH	218,000	25.9

	Total		395,000	$63.0

Notes:

(1)	On October 26, 2007, we acquired the fee interest in Mid-Pike Plaza located in Rockville, Maryland and Huntington Shopping Center located in Huntington, New York.
(2)	The acquisition also included ground leases covering approximately 50,000 square feet of office space and a hotel, which are not included in the GLA. The White Marsh portfolio was purchased using a combination of common and convertible preferred stock, down REIT units, and the assumption of fixed rate debt through a merger with Nottingham Properties, Inc.
(3)	On October 11, 2007, we sold two properties in Forest Hills, New York. In addition, on October 26, 2007 we sold our leasehold interest in six properties (Allwood, Blue Star, Brunswick, Clifton, Hamilton and Rutgers shopping centers) located in New Jersey.

Federal Realty Investment Trust

Real Estate Status Report

September 30, 2007

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA (3)	Grocery Anchor (3)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(4)	Washington, DC-MD-VA	1993-2006	$142,391	$12,576	477,000	95%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza	(5)	Washington, DC-MD-VA	1965	68,139		338,000	91%	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(6)	Washington, DC-MD-VA	1997	4,604		37,000	100%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	11,637		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,149	33,803	248,000	100%			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,319		119,000	100%			Borders / Linens 'n Things / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	1993	23,827		209,000	99%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,532		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	46,283		386,000	99%	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	(6)	Washington, DC-MD-VA	1998	33,579	9,665	235,000	99%	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	30,584		269,000	98%			Bally's / Loehmann's
Mid-Pike Plaza	(7) (8)	Washington, DC-MD-VA	1982	17,968	10,041	309,000	100%			Linens 'n Things / Toys R Us / Bally's / AC Moore / Filene's Basement
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	2003-2006	76,658	12,041	566,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,542		92,000	100%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,765		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,797		296,000	100%	45,000	Harris Teeter	Bally's / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	34,278		164,000	100%			Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	20,221		253,000	100%	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	25,634		182,000	100%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	6,894		N/A	97%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,222		49,000	89%			Petco
Tower		Washington, DC-MD-VA	1998	19,753		112,000	73%			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	3,496	6,255	49,000	100%			Trader Joes
Village at Shirlington	(4)	Washington, DC-MD-VA	1995	45,289	6,265	217,000	99%			AMC Loews /Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,494	26,260	85,000	98%	20,000	Balducci's	CVS

		Total Washington Metropolitan Area		873,055		5,136,000	98%

New York / New Jersey
Allwood	(7) (9)	Bergen-Passaic, NJ	1988	3,885	3,036	50,000	100%	50,000	Stop & Shop
Blue Star	(7) (9)	Middlesex-Somerset-Hunterdon, NJ	1988	37,784	23,174	410,000	98%	43,000	Shop Rite	Kohl's / Michaels / Toys R Us / Marshalls
Brick Plaza		Monmouth-Ocean, NJ	1989	55,991	31,257	409,000	100%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brunswick	(7) (9)	Middlesex-Somerset-Hunterdon, NJ	1988	22,858	9,647	303,000	99%	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	(7) (9)	Bergen-Passaic, NJ	1988	5,168	2,824	80,000	100%			Drug Fair / Dollar Express
Forest Hills	(17)	New York, NY	1997	24,055		85,000	100%			Midway Theatre / Duane Reade / Gap
Fresh Meadows		New York, NY	1997	68,073		403,000	95%	15,000	Associated Food Stores	Filene's Basement / Kohl's / AMC Loews
Hamilton	(7) (9)	Trenton, NJ	1988	7,668	4,186	190,000	65%	53,000	Shop Rite	AC Moore
Hauppauge		Nassau-Suffolk, NY	1998	27,478	15,889	133,000	99%	61,000	Shop Rite	AC Moore
Huntington	(7) (8)	Nassau-Suffolk, NY	1988	21,260	12,388	279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(10)	Nassau-Suffolk, NY	2006	68,504	25,250	248,000	100%	54,000	Waldbaum's	Kohl's / Marshalls
Mercer Mall	(7)	Trenton, NJ	2003	103,459	57,100	501,000	99%	75,000		Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	(7) (9)	Middlesex-Somerset-Hunterdon, NJ	1988	17,563	11,176	267,000	91%	74,000	Stop & Shop	Kmart
Troy		Newark, NJ	1980	21,597		207,000	88%	64,000	Pathmark	AC Moore / Toys R Us

		Total New York / New Jersey		485,343		3,565,000	96%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,027		267,000	99%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,321		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,127		267,000	99%	47,000	Genuardi's	Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,675		111,000	100%	53,000	Genuardi's	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	10,371		181,000	98%	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	18,535		216,000	100%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,050	29,875	353,000	100%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	21,472		287,000	86%			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,932		125,000	86%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,794		215,000	99%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	35,983	30,446	255,000	97%	98,000	Genuardi's	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		244,287		2,557,000	97%

New England
Assembly Square/Sturtevant Street		Boston-Cambridge-Quincy, MA-NH	2005-2006	120,480		554,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2007	20,639	8,285	196,000	91%	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	29,938		242,000	91%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006-2007	128,230		153,000	96%	33,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	27,214		183,000	100%	48,000	Stop & Shop	Lowe's Home Center
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,021		149,000	100%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,606		171,000	94%	55,000	Super Stop & Shop	Kmart

		Total New England		355,128		1,648,000	97%

Baltimore
Governor Plaza		Baltimore, MD	1985	20,861		269,000	91%	16,500	Aldi	Bally's / Office Depot
Perring Plaza		Baltimore, MD	1985	26,412		402,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(11)	Baltimore, MD	2007	93,297	61,281	295,000	98%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	15,783		186,000	100%			Lowe's Home Center
White Marsh Plaza		Baltimore, MD	2007	24,897	10,410	80,000	98%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	63,736	1,159	52,000	100%

		Total Baltimore		244,986		1,284,000	97%

Chicago

Crossroads		Chicago, IL	1993	22,841		173,000	88%			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	29,179		315,000	98%			Bed, Bath & Beyond / Petsmart
Garden Market		Chicago, IL	1994	11,280		140,000	96%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	13,281		129,000	93%	77,000	Dominick's

		Total Chicago		76,581		757,000	95%

East Region—Other

Barracks Road		Charlottesville, VA	1985	43,239	42,149	488,000	100%	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	24,450		273,000	98%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	20,175		159,000	92%			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,061		217,000	100%	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,998		42,000	100%			Saks Fifth Avenue
Lancaster	(7)	Lancaster, PA	1980	10,800	4,907	107,000	99%	39,000	Giant Food	Michaels
Shoppers' World	(12)	Charlottesville, VA	2007	28,038	6,010	170,000	96%	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	74,604		476,000	91%	60,000	Kroger	Old Navy / Staples / Ross

		Total East Region - Other		235,365		1,932,000	96%

		Total East Region		2,514,745		16,879,000	97%

West Region

California

Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,669		69,000	98%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	63,925	21,680	242,000	94%	58,000	Albertson's	Loehmann's / Rite Aid
Escondido	(13)	San Diego, CA	1996	27,777		222,000	98%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	(14)	San Diego, CA	1996-1997	12,720		51,000	81%			Urban Outfitters
Hermosa Ave	(15)	Los Angeles-Long Beach, CA	1997	4,741		22,000	100%
Hollywood Blvd	(15)	Los Angeles-Long Beach, CA	1999	36,593		150,000	85%			DSW / L.A. Fitness
Kings Court	(6)	San Jose, CA	1998	11,517		79,000	100%	25,000	Lunardi's Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,621		95,000	96%			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	469,040		563,000	100%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre

Third St Promenade	(16)	Los Angeles-Long Beach, CA	1996-2000	73,948		211,000	99%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,710		645,000	99%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,122		102,000	96%			Brooks Brothers / H & M

		Total California		903,383		2,451,000	97%

West Region—Other

Houston St		San Antonio, TX	1998	62,266	60	177,000	73%			Hotel Valencia

		Total West Region		965,649		2,628,000	95%

Grand Total				$3,480,394	$529,095	19,507,000	96%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(4)	Portion of property subject to capital lease obligation.
(5)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(6)	Property owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Property subject to capital lease obligation.
(8)	The Trust acquired the fee interest in this property subsequent to September 30, 2007. The capital lease obligation was extinguished with the acquisition.
(9)	The Trust sold its interest in this property subsequent to September 30, 2007.
(10)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(11)	50% of the ownership of this property is in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(12)	A preliminary allocation of the purchase price has been made and will be finalized after various valuation studies are complete.
(13)	The Trust has a 70% ownership interest in the property.
(14)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(15)	The Trust has a 90% ownership interest in the property.
(16)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(17)	The Trust sold its interest in 2 out of 3 buildings at this project subsequent to September 30, 2007.

Federal Realty Investment Trust

Retail Leasing Summary (1)

September 30, 2007

Total Lease Summary—Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2007	71	100%	410,312	$23.36	$19.65	$1,519,764	19%	31%	7.4	$3,071,510	$7.49
2nd Quarter 2007	73	100%	340,579	$26.70	$22.52	$1,423,650	19%	29%	7.0	$4,799,408	$14.09
1st Quarter 2007	81	100%	333,563	$29.18	$24.59	$1,532,269	19%	30%	6.3	$2,988,801	$8.96
4th Quarter 2006	75	100%	304,036	$26.72	$22.80	$1,192,428	17%	30%	6.0	$985,306	$3.24

Total—12 months	300	100%	1,388,490	$26.31	$22.23	$5,668,111	18%	30%	6.7	$11,845,025	$8.53

New Lease Summary—Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.

3rd Quarter 2007	26	37%	199,685	$21.79	$18.89	$578,760	15%	27%	10.2	$3,038,080	$15.21
2nd Quarter 2007	26	36%	194,278	$24.01	$19.81	$815,119	21%	32%	9.0	$4,774,408	$24.58
1st Quarter 2007	35	43%	160,286	$32.46	$26.23	$997,918	24%	33%	8.2	$2,937,651	$18.33
4th Quarter 2006	23	31%	99,787	$25.58	$21.73	$383,822	18%	32%	8.5	$973,406	$9.75

Total—12 months	110	37%	654,036	$25.64	$21.40	$2,775,619	20%	31%	9.0	$11,723,545	$17.92

Renewal Lease Summary—Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis% Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.

3rd Quarter 2007	45	63%	210,627	$24.85	$20.38	$941,004	22%	34%	5.0	$33,430	$0.16
2nd Quarter 2007	47	64%	146,301	$30.27	$26.11	$608,531	16%	27%	4.9	$25,000	$0.17
1st Quarter 2007	46	57%	173,277	$26.15	$23.06	$534,351	13%	27%	4.2	$51,150	$0.30
4th Quarter 2006	52	69%	204,249	$27.28	$23.33	$808,606	17%	29%	4.9	$11,900	$0.06

Total—12 months	190	63%	734,454	$26.91	$22.98	$2,892,492	17%	29%	4.8	$121,480	$0.17

Total Lease Summary—Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2007	80	442,942	$24.35	7.6	$4,613,426	$10.42
2nd Quarter 2007	90	378,337	$28.39	7.3	$6,752,914	$17.85
1st Quarter 2007	90	394,695	$29.04	7.1	$4,358,045	$11.04
4th Quarter 2006	84	320,655	$27.36	6.3	$2,198,145	$6.86

Total—12 months	344	1,536,629	$27.18	7.1	$17,922,530	$11.66

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

September 30, 2007

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	150,000	1%	$10.01	293,000	4%	$21.48	443,000	2%	$17.59
2008	695,000	6%	$8.73	820,000	11%	$22.85	1,515,000	8%	$16.37
2009	1,143,000	11%	$11.32	1,069,000	14%	$25.74	2,212,000	12%	$18.29
2010	644,000	6%	$12.28	965,000	12%	$26.89	1,609,000	9%	$21.04
2011	663,000	6%	$16.41	1,188,000	15%	$28.70	1,850,000	10%	$24.31
2012	1,170,000	11%	$11.17	990,000	13%	$29.93	2,161,000	12%	$19.76
2013	964,000	9%	$13.90	519,000	7%	$30.77	1,483,000	8%	$19.80
2014	861,000	8%	$18.25	347,000	4%	$35.47	1,208,000	7%	$23.20
2015	509,000	5%	$14.11	367,000	5%	$28.48	876,000	5%	$20.13
2016	388,000	4%	$18.68	485,000	6%	$28.67	873,000	5%	$24.23
Thereafter	3,510,000	33%	$14.66	709,000	9%	$30.76	4,219,000	22%	$17.36

Total (3)	10,697,000	100%	$13.78	7,752,000	100%	$27.95	18,449,000	100%	$19.73

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2007	53,000	0%	$4.68	220,000	3%	$20.72	274,000	1%	$17.54
2008	361,000	3%	$7.31	563,000	7%	$23.04	924,000	5%	$16.89
2009	250,000	2%	$10.88	569,000	7%	$27.42	819,000	4%	$22.37
2010	119,000	1%	$8.68	506,000	7%	$29.33	625,000	3%	$25.40
2011	—	0%	$—	669,000	9%	$27.59	669,000	4%	$27.59
2012	256,000	2%	$15.08	607,000	8%	$30.36	863,000	5%	$25.83
2013	147,000	1%	$12.43	402,000	5%	$28.37	549,000	3%	$24.10
2014	304,000	3%	$14.74	475,000	6%	$29.31	779,000	4%	$23.62
2015	189,000	2%	$16.78	456,000	6%	$24.38	645,000	3%	$22.15
2016	146,000	1%	$19.87	441,000	6%	$29.63	587,000	3%	$27.20
Thereafter	8,872,000	85%	$14.03	2,844,000	36%	$28.94	11,715,000	65%	$17.65

Total (3)	10,697,000	100%	$13.78	7,752,000	100%	$27.95	18,449,000	100%	$19.73

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2007.
(3)	Represents occupied square footage as of September 30, 2007.

Federal Realty Investment Trust

Portfolio Leased Statistics

September 30, 2007

Overall Portfolio Statistics (1)

	At September 30, 2007			At September 30, 2006
Type	Size	Leased	Leased%	Size	Leased	Leased%
Retail Properties (2) (sf)	19,507,000	18,808,000	96.4%	18,550,000	18,049,000	97.3%
Residential Properties (3) (units)	723	700	96.8%	723	690	95.4%

Same Center Statistics (1)

	At September 30, 2007			At September 30, 2006
Type	Size	Leased	Leased%	Size	Leased	Leased%
Retail Properties (2) (4) (sf)	15,221,000	14,714,000	96.7%	15,196,000	14,857,000	97.8%
Residential Properties (3) (units)	428	416	97.2%	428	404	94.4%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at September 30, 2007 and 2006 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Same center statistics at September 30, 2007 and 2006 include Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

September 30, 2007

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$10,362,000		2.85%	752,000		3.86%	14
2	Bed, Bath & Beyond, Inc.	$8,655,000		2.38%	581,000		2.98%	13
3	Gap, Inc., The	$7,211,000		1.98%	241,000		1.24%	12
4	TJX Companies, The	$6,820,000		1.87%	589,000		3.02%	17
5	Safeway, Inc.	$6,684,000		1.84%	481,000		2.47%	9
6	Barnes & Noble, Inc.	$4,671,000		1.28%	201,000		1.03%	8
7	CVS Corporation	$4,580,000		1.26%	174,000		0.89%	16
8	OPNET Technologies, Inc.	$3,539,000		0.97%	83,000		0.43%	2
9	Staples, Inc.	$3,415,000		0.94%	190,000		0.97%	10
10	Best Buy Stores, L.P.	$3,394,000		0.93%	97,000		0.50%	2
11	Kohl's Corporation	$3,297,000		0.91%	448,000		2.30%	4
12	L.A. Fitness International LLC	$3,212,000		0.88%	191,000		0.98%	4
13	Supervalu (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,204,000		0.88%	338,000		1.73%	7
14	Wakefern Food Corporation	$3,114,000		0.86%	232,000		1.19%	4
15	Great Atlantic & Pacific Tea Co	$3,022,000		0.83%	277,000		1.42%	5
16	Dollar Tree Stores, Inc.	$2,966,000		0.81%	211,000		1.08%	18
17	Michaels Stores, Inc.	$2,861,000		0.79%	189,000		0.97%	9
18	Home Depot, Inc.	$2,832,000		0.78%	335,000		1.72%	4
19	DSW	$2,775,000		0.76%	109,000		0.56%	4
20	Borders Group, Inc.	$2,759,000		0.76%	129,000		0.66%	5
21	A.C. Moore, Inc.	$2,548,000		0.70%	139,000		0.71%	6
22	Wachovia Corporation	$2,476,000		0.68%	58,000		0.30%	11
23	Office Depot, Inc.	$2,461,000		0.68%	163,000		0.84%	7
24	Ross Stores, Inc.	$2,432,000		0.67%	149,000		0.76%	5
25	Container Store, Inc., The	$2,354,000		0.65%	52,000		0.27%	2

	Totals—Top 25 Tenants	$101,644,000		27.94%	6,409,000		32.88%	198

	Total: (1)	$364,034,000	(2)		19,507,000	(3)		2,482

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with Clarion Lion Properties Fund.
(2)	Reflects annual in-place contractual (cash-basis) rent as of September 30, 2007.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Subsequent Event—Levin Transaction

September 30, 2007

In 1982 and 1988, Federal Realty entered into long-term participating master leases with Levin Properties. On October 26, 2007, Federal Realty completed a transaction with Levin related to these properties. A summary of this transaction follows. This information is presented to reflect the impact on our consolidated statement of financial position. Certain financial information has been presented taking into account that all of the Levin capital lease obligations have been terminated. As the Levin transaction has already occurred, Federal Realty believes this information is helpful to our investors in understanding the impact of the Levin transaction.

•	Federal Realty sold Levin the leasehold interests in six properties: Allwood, Blue Star, Brunswick, Clifton, Hamilton and Rutgers.

•	Federal Realty acquired the fee interest in Mid-Pike Plaza and Huntington.

•	Transaction completed by executing a 1031 tax-deferred exchange and Federal Realty paid Levin $17.2 million.

•

Transaction simplifies Federal Realty's balance sheet by eliminating $76.5 million of high interest rate capital lease obligations, thereby decreasing our leverage and improving our fixed charge coverage ratios.

	As of September 30, 2007
	Total Company	Total Company Excluding Eight Levin Properties	Difference
	(dollars in thousands)
Capital lease and debt information:
Capital lease obligations	$152,862	$76,391	$76,471
Weighted average effective interest rate on capital leases—including participation	12.16%	7.35%	4.81%

Total debt and capital lease obligations	$1,834,903	$1,758,432	$76,471
Weighted average effective interest rate on debt and capital leases—including participation	6.99%	6.55%	0.44%

	Nine months ended September 30, 2007
	Total Company	Total Company Excluding Levin Amounts(b)	Difference
Operational Statistics:
Ratio of EBITDA to combined fixed charges and preferred share dividends(a)	2.47x	2.64x	0.17

Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends(a)	2.48x	2.65x	0.17

Notes:

(a)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and the portion of rent expense representing an interest factor. EBITDA includes $1.1 million in loss on sale of real estate for the nine months ended September 30, 2007. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.
(b)	Excludes the property operating income of the six Levin properties sold and the interest expense associated with all eight Levin capital lease obligations which were terminated.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

September 30, 2007

	2007 Guidance
	($ millions except per share amounts) (1)
Net income (2)	$197	to	$199
Gain on sale of real estate (2)	(98)		(98)
Depreciation and amortization of real estate & real estate partnership assets	97		97
Amortization of initial direct costs of leases	8		8

Funds from operations	205		206
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(0)		(0)

Funds from operations available for common shareholders	$206	to	$207

Weighted Average Shares (diluted)	57.0

Funds from operations available for common shareholders per diluted share	$3.62		$3.64

Note:

(1)	Individual items may not add up to total due to rounding.
(2)	Amount includes a preliminary estimate for the gain on sale of real estate from properties sold in October 2007.

	2008 Guidance
	($ millions except per share amounts) (1)
Net income	$117	to	$119
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & real estate partnership assets	97		97
Amortization of initial direct costs of leases	10		10

Funds from operations	223		226
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(1)		(1)

Funds from operations available for common shareholders	$224	to	$226

Weighted Average Shares (diluted)	57.4

Funds from operations available for common shareholders per diluted share	$3.89		$3.94

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

September 30, 2007

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

September 30, 2007

CONSOLIDATED INCOME STATEMENTS

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Revenues
Rental income	$4,849	$3,058	$12,667	$7,332
Other property income	86	81	236	157

	4,935	3,139	12,903	7,489
Expenses
Rental	751	407	1,953	1,161
Real estate taxes	439	280	1,183	675
Depreciation and amortization	1,163	867	3,300	1,972

	2,353	1,554	6,436	3,808

Operating income	2,582	1,585	6,467	3,681
Interest expense	(1,137)	(1,076)	(3,343)	(2,433)

Net income	$1,445	$509	$3,124	$1,248

CONSOLIDATED BALANCE SHEETS
	September 30, 2007	December 31, 2006

	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost	$201,300	$128,946
Less accumulated depreciation and amortization	(8,736)	(5,468)

Net real estate	192,564	123,478
Cash and cash equivalents	2,572	2,116
Other assets	7,212	4,064

TOTAL ASSETS	$202,348	$129,658

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$81,582	$77,425
Other liabilities	8,740	6,716

Total liabilities	90,322	84,141
Partners' capital	112,026	45,517

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$202,348	$129,658

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

September 30, 2007

OUTSTANDING DEBT

		Maturity	Stated Interest Rate as of September 30, 2007		Balance
Mortgage Loans					(in thousands)
	Secured Fixed Rate

	Campus Plaza	12/01/09	4.530	%(a)	$11,000
	Pleasant Shops	12/01/09	4.530	%(a)	12,400
	Plaza del Mercado	07/05/14	5.770	%(b)	13,297
	Atlantic Plaza	12/01/14	5.120	%(a)	10,500
	Barcroft Plaza	07/01/16	5.990	%(a)(c)	20,785
	Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

		Total Fixed Rate Debt			$81,582

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2007	$42	$—	$42	0.1%	0.1%
2008	175	—	175	0.2%	0.3%
2009	185	23,400	23,585	28.9%	29.2%
2010	196	—	196	0.2%	29.4%
2011	208	—	208	0.3%	29.7%
2012	220	—	220	0.3%	30.0%
2013	233	—	233	0.3%	30.3%
2014	142	22,396	22,538	27.6%	57.9%
2015	—	—	—	0.0%	57.9%
2016	—	34,385	34,385	42.1%	100.0%

Total	$1,401	$80,181	$81,582	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Current Year Acquisitions and Dispositions - Joint Venture

Through September 30, 2007

Joint Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City /State	GLA	Purchase price	Anchor tenants
				(in thousands)
February 15, 2007	Freestate Shopping Center	Bowie, MD	278,000	$64.1	Super Giant, Ross, AMF Bowling, TJ Maxx, Office Depot

February 20, 2007	Lake Barcroft Shopping Center (1)	Falls Church, VA	9,000	6.0	Bank of America

	Total		287,000	$70.1

(1)	Lake Barcroft Shopping Center is adjacent to and operated as part of Barcroft Plaza.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

September 30, 2007

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006- 2007	33,938	$20,785	100,000	100%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,514		279,000	100%	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	20,740	13,297	96,000	93%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,192		475,000	98%

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,971	13,600	106,000	100%	46,000	Waldbaum's	Tuesday Morning

	Total New York / New Jersey		19,971		106,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,349	10,500	123,000	98%	63,000	Shaw's Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,101	11,000	116,000	100%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,687	12,400	130,000	93%	38,000	Foodmaster	Marshalls

	Total New England		61,137		369,000	97%

	Total East Region		201,300		950,000	98%

Grand Totals			$201,300	$81,582	950,000	98%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three and nine months ended September 30, 2007 and 2006 is as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net income	$23,515	$24,984	$73,369	$94,271
Depreciation and amortization	26,071	23,979	79,457	72,318
Interest expense	30,533	26,149	89,752	75,183
Other interest income	(315)	(1,506)	(1,004)	(2,127)

EBITDA	79,804	73,606	241,574	239,645
Loss (gain) on sale of real estate	2,900	(95)	1,051	(23,866)

Adjusted EBITDA	$82,704	$73,511	$242,625	$215,779

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

October 31, 2007

Securities and Exchange Commission

450 Fifth Street

Washington, DC 20549

Attn: Filing Room

Dear Sir/Madam:

We are filing herewith, via Edgar, Federal Realty Investment Trust’s current report on Form 8-K. Manual signatures are on file at the Trust’s offices. No filing fee is due herewith.

Sincerely,

Larry E. Finger

Executive Vice President -

Chief Financial Officer and Treasurer